                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:
    [ ]  Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [ ]  Definitive Proxy Statement
    [X]  Definitive Additional Materials
    [ ]  Soliciting  Material  Pursuant  to  Rule  240.14a-11(c)  or Rule
         240.14a-12

                      KANSAS CITY POWER & LIGHT COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1),
      14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee  computed  on   table  below  per Exchange  Act  Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[X]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

               [PROXY STATEMENT SUPPLEMENT DATED AUGUST 8, 1996]

                       KANSAS CITY POWER & LIGHT COMPANY
                                  1201 WALNUT
                          KANSAS CITY, MISSOURI 64106
                                (816) 556-2200

                          ---------------------------

                          PROXY STATEMENT SUPPLEMENT
                             DATED AUGUST 8, 1996

                          ---------------------------

     This Proxy Statement Supplement is furnished by the Board of Directors of Kansas City Power & Light Company ("KCPL") in connection with KCPL's Postponed Special Meeting of Shareholders (the "Special Meeting") scheduled to be held on August 16, 1996 and at any further adjournment or postponement thereof. It amends and supplements, and should be read in conjunction with, the Joint Proxy Statement/Prospectus of KCPL and UtiliCorp United Inc. ("UtiliCorp"), dated June 26, 1996, as supplemented on August 6, 1996 (the "Joint Proxy Statement/ Prospectus").

     As previously announced, on August 2, 1996, the United States District Court for the Western District of Missouri (the "District Court") ruled that the transactions contemplated by the Merger Agreement between KCPL and UtiliCorp are subject to a Missouri merger statute (the "Missouri Merger Statute") which requires that the combination of KCPL and UtiliCorp be approved by holders of two-thirds of the outstanding KCPL common shares. As a consequence of the District Court's decision, KCPL shareholders would be entitled to dissenters' rights of appraisal in connection with the UtiliCorp merger.

     Also, as previously announced, KCPL believes that the District Court's conclusion that the Missouri Merger Statute is applicable is erroneous. KCPL continues to believe that the only KCPL shareholder vote required in connection with the UtiliCorp merger is the approval of the issuance of KCPL shares pursuant to the Merger Agreement between KCPL and UtiliCorp (the "Share Issuance") by the affirmative vote of the holders of a majority of KCPL shares voting at a meeting at which a quorum is present, as required by the rules of the New York Stock Exchange.

     The District Court indicated at a hearing held on August 5, 1996 that it would consider entering an order that would permit KCPL to pursue an immediate appeal of its August 2, 1996 ruling to the United States Court of Appeals for the Eighth Circuit (the "Court of Appeals") after the August 16 Special Meeting is held. Assuming that a quorum is present at the Special Meeting and a majority of the KCPL shares voting at the Special Meeting approve the Share Issuance, KCPL intends to immediately seek leave of the District Court to pursue an expedited appeal to the Court of Appeals.

     KCPL believes, notwithstanding the District Court's decision, that the affirmative vote of the holders of two-thirds of the outstanding KCPL shares is not required, and dissenters' rights of appraisal under Missouri law are not applicable. KCPL's position previously disclosed in its Notice of Postponed Special Meeting of Shareholders dated August 6, 1996 that KCPL shareholders are not entitled to dissenters' rights of appraisal under Missouri law is based on its continuing belief that the District Court's decision is incorrect. Based on KCPL's view as to the provisions of Missouri law applicable to the KCPL/ UtiliCorp merger, shareholder approval is being sought for the Share Issuance and not pursuant to the Missouri Merger Statute. In the event that KCPL's position is upheld on appeal, the affirmative vote of a majority of KCPL shares voting at the August 16 Special Meeting (assuming the presence of a quorum) will be valid and binding and constitute effective shareholder approval of the Share Issuance. In such case, all KCPL shareholder action required in connection with the KCPL/UtiliCorp merger will have been taken and shareholders will not be entitled to dissenters' rights of appraisal under Missouri law. In the event that the District Court's decision remains in effect, the vote at the Special Meeting will not be used by KCPL to implement the KCPL/UtiliCorp merger irrespective of the vote obtained.

     The Joint Proxy Statement/Prospectus is modified as set forth herein.

     A duplicate WHITE proxy card is enclosed for your convenience. If you have already voted and do not wish to change your vote, there is no need to vote again.

     Please note that although the enclosed WHITE proxy card continues to refer to the August 7, 1996 Special Meeting, the Special Meeting will now be held at 10:00 a.m., local time, on August 16, 1996 at the Westin Crown Center Hotel, One Pershing Road, Kansas City, Missouri.

                                        By Order of the Board of Directors

                                        /s/ JEANIE SELL LATZ

                                        Jeanie Sell Latz
                                        SECRETARY